Exhibit 12

        Statement Re Computation of Ratio of Earnings to Fixed Charges
                                (in thousands)


                                                                                            Period from
                                                                                           June 24, 1999
                                                                                          (inception) through
                                                                           Year ended     -------------------
                                            Six Months Ended June 30,     December 31,      December 31,
                                           ----------------------------   ------------      ------------
                                             2001              2000           2000              1999
                                             ----              ----           ----              ----

Income before income taxes                  49,026             38,608        82,130           36,412
Plus Fixed Charges                          77,849             85,057        179,356          74,385
                                          ----------------------------------------------------------------------
Earnings available to cover fixed
  charges                                  126,875            123,665        261,486         110,797

Interest expense                            74,183             81,686        172,764          71,776
Service fees to related party                3,666              3,371          6,592           2,609
                                          ----------------------------------------------------------------------

      Total fixed charges                   77,849             85,057        179,356          74,385
                                          ======================================================================

      Ratio of earnings to
        fixed charges                         1.63               1.45           1.46            1.49
